Exhibit 10.3

FORM OF STOCKHOLDERS AGREEMENT BETWEEN FIVE STAR BANCORP AND
NAMED EXECUTIVE OFFICERS

This Stockholders Agreement (“Agreement”) is dated as of [_____], by and among Five Star Bancorp, a California corporation (the “Company”) and [_____] (the “Stockholder”).

W I T N E S S E T H:

WHEREAS, the Company and Stockholder wish to set forth their mutual understandings with regard to the ownership of the Stock;

WHEREAS, it is advantageous to the Company and to the Stockholder for the Company to be taxed as an S corporation under Section 1361(a) of the Internal Revenue Code of 1986, as amended (the “Code”);

WHEREAS, the Company can only elect to be an S corporation and taxed as such if it is a small business corporation, as defined in Section 1361(b) of the Code;

WHEREAS, the Company’s election to be an S corporation and taxed as such is terminated whenever the Company ceases to be a small business corporation, as defined in Section 1361(b) of the Code; and

WHEREAS, the parties hereto have reached certain understandings and agreements with respect to (l) operating the Company as a bank holding company, (2) qualifying the Company as a small business corporation as defined in Section 1361(b) of the Code, and (3) preventing any action that would cause the Company to cease to be a small business corporation, as defined in Section 1361 (b) of the Code;

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and undertakings of each of the parties hereto unto the others, and other good and valuable consideration, the legal sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound by the terms of this Agreement, hereby agree as follows:

ARTICLE I

CONSENT TO SUBCHAPTER S ELECTION

Stockholder hereby consents to the Company’s election to be treated as an S corporation under Section 1361(a) of the Code as such Section may be amended from time to time and any successor section or sections thereto. If such Stockholder or its successor or assign is a trust or holds shares of Stock as a trustee of a trust that is a permitted stockholder, as provided in Section 1361 of the Code or any successor section thereto, Stockholder agrees to have each such beneficiary of such trust, as may be required by law, execute simultaneously herewith a consent to such election and provide an originally executed copy of such consent to the Company.

ARTICLE II

RESTRICTIONS ON TRANSFER

Section 2.1 Transfer of Shares. Stockholder hereby covenants and agrees that such Stockholder will not sell, offer, transfer, assign, hypothecate, pledge, give or otherwise dispose of any shares of Stock held by such Stockholder, or any interest therein, whether legal, equitable or beneficial, whether voluntarily or by operation of the law, except as provided in this Section 2.1 and Sections 2.2 and 2.3 hereof. Stockholder may offer, sell, transfer, assign, hypothecate, pledge, give or otherwise dispose Stockholder’s shares of Stock to (1) the Company, as permitted by law, (2) a trust defined by Section 1361(d) of the Code (a “Qualified Subchapter S Trust” or “QSST”) that is for the benefit of the Stockholder who is a party to this Agreement, (3) a trust that is treated under Sections 671 and 679 of the Code as owned by an individual (a “Grantor Trust”) and is for the benefit of the Stockholder who is a party to this Agreement, (4) a trust defined by Section 1361(e)(1) of the Code (an “Electing Small Business Trust”) that is for the benefit of the Stockholder who is a party to this Agreement, or (5) such other permitted Stockholder, as provided in Section 1361 of the Code or any successor section or sections thereto. A trust that is a QSST shall be a QSST for the benefit of the Stockholder who is a party to this Agreement. A trust that is a Grantor Trust shall be a Grantor Trust for the benefit of the Stockholder who is a party to this Agreement where the initial income or annuity beneficiary of such trust is the Stockholder who is a party to this Agreement. A trust that is an Electing Small Business Trust shall be an Electing Small Business Trust for the benefit of the Stockholder who is a party to this Agreement where all potential current beneficiaries are qualified S corporation stockholders.

Section 2.2 Transfer Conditions. Each Stockholder hereby covenants and agrees that such Stockholder will not sell, transfer, assign, hypothecate, pledge, gift or otherwise dispose of any shares of Stock or any interest in such shares of Stock, whether legal, equitable, or beneficial, whether voluntarily or by operation of law, unless all of the following conditions are met:

a)	The sale, transfer, assignment, hypothecation, pledge, gift or other disposition will not adversely affect the treatment of the Company as an S corporation under the provisions of Subchapter S of the Code or any successor section or sections thereto;
b)	The sale, transfer, assignment, hypothecation, pledge, gift or other disposition will not cause an increase in the number of persons holding or deemed to be holding Stock for purposes of Section 1361(b)(1)(A) of the Code, except as permitted under Section 2.2(c) hereof unless, in the alternative, other stockholders who own more than seventy percent (70%) of the outstanding shares of Stock of the Company (calculated in the manner specified in Section 6.1 hereof) consent in writing to such sale, transfer, assignment, hypothecation, pledge, gift or other disposition;
c)	If the proposed transferee is not an existing stockholder, the sale, transfer, assignment, hypothecation, pledge, gift or other disposition to such transferee shall be for no less than 10,000 shares of the transferor’s Stock unless it is a sale, transfer, assignment, hypothecation, pledge, gift or other disposition of all of the shares of Stock owned by that stockholder;
d)	The proposed transferee of such shares of Stock has joined in and agreed to be bound by the terms of this Agreement whereupon all references in this Agreement to Stockholder shall be deemed to include said transferee;
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e)	If the proposed transferee of such shares of Stock is an existing stockholder, and such stockholder shall own greater than nine and nine tenths percent (9.9%) of the outstanding Stock such transferee shall furnish to the Company evidence that such stockholder has received all regulatory approvals inclusive of but not limited to the California Department of Financial Institutions (“CDFI”) and the Federal Reserve Bank of San Francisco (“FRB”) to own greater that ten percent (10%) of the Stock;
f)	If the proposed transferee of such shares of Stock is a trust that is a QSST as defined in Section 1361(d) of the Code, the beneficiary of such trust has timely filed the election to treat such trust as a trust described in Section 1361(c)(2)(A)(i) of the Code;
g)	If the proposed transferee of such shares of Stock is a trust that is an Electing Small Business Trust as defined in Section 1361(e) of the Code, the trustee of such trust has timely filed the election under Section 1361(e)(3) of the Code; and
h)	The Company is furnished, at the expense of the transferee stockholder, an opinion of counsel experienced in federal income tax matters selected by the Company to the effect that such disposition will not adversely affect the status of the Company as an S corporation under Subchapter S of the Code or any successor section or sections thereto.

Section 2.3 Right of First Refusal. Notwithstanding anything herein to the contrary, if Stockholder, during his or her lifetime, shall desire for any reason to sell, transfer, assign or otherwise dispose of any shares of Stock to a bona fide purchaser (including without limitation any other Stockholder), that Stockholder shall deliver to the Company a written notice of intention (the “Notice of Intention”) to accept the offer of the bona fide purchaser, together with an exact copy of the offer of the bona fide purchaser, which shall specify the price and other terms and conditions of the proposed sale, transfer or other disposition, and the name and address of the proposed purchaser. The Company shall have up to ninety (90) days after the Company receives the Notice of Intention to either (i) purchase all of the shares of Stock of the Stockholder at the price and terms specified in the Notice of Intention or (ii) designate a person or group of persons to purchase all of the shares of Stock of the Stockholder at the price and terms specified in the Notice of Intention, provided that both the designation (if applicable) and the purchase must be completed within ninety (90) days after the Company receives the Notice of Intention. If either the Company or its designee(s) do not purchase all of the shares specified in the Notice of Intention, those shares may, for a period of thirty (30) days from the expiration of the Company’s Right of First Refusal, be transferred only (i) to the person, (ii) at the price, and (iii) on the same terms and conditions specified in said Notice of Intention and only after the proposed transferee has agreed to hold the shares subject to the transfer conditions set forth in Section 2.2, above. No transfer of shares may be made after the end of the thirty (30) day period, nor shall any change in the identity of the proposed transferee, or in the price, or in the terms and conditions of transfer, be permitted without a new Notice of Intention and compliance with the requirements of this Section 2.3.

Section 2.4 Other Actions. Stockholder hereby covenants and agrees that such Stockholder will not take any action that causes a termination of the election by the Company to be an S corporation under Subchapter S of the Code or any successor section or sections thereto except for the execution of an amendment to this Agreement pursuant to Section 6.1, which is supported by at least seventy percent (70%) of the outstanding shares of Stock.

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Section 2.5 Legending of Stock Certificates. Stockholder does hereby consent to the placement on the certificates representing ownership of shares of Stock held by such Stockholder of the following restrictive legend:

“The shares of stock represented by this certificate are subject to a Stockholders Agreement,, dated as of December 18, 2009, a copy of which is available for examination at the principal offices of Five Star Bancorp, and may not be offered, sold transferred, hypothecated, pledged, given or otherwise disposed of except in strict and full accordance with the terms of such Agreement.

Five Star Bancorp will not effectuate transfers of Stock except in accordance with the provisions of such Agreement. Copies of the aforesaid Stockholders Agreement may be obtained from Five Star Bancorp.”

ARTICLE III

BUYBACK PROVISIONS

Section 3.1 Buyback Provisions in the Event of Termination of Employment with or without Cause, Resignation, Hardship, Death or Disability. In the event Stockholder’s employment with the Company is terminated with or without cause, Stockholder resigns from Company’s employment, Stockholder incurs financial hardship, Stockholder dies or is disabled, the Company or an individual or entity designated by the Company shall within a ninety day period from the date of such termination, death or disability, or within ninety days of written notice from Stockholder of a financial hardship, purchase all of the shares owned by the Stockholder at a price equal to the purchase price for all of the shares paid by the Stockholder for the stock, adjusted for stock splits and stock dividends. This paragraph will terminate and no longer be applicable upon the tenth year after the execution of this Agreement or in the event of a Change in Control involving the Company. A Change in Control shall mean the merger, sale or combination of the Company where Company stockholders do not own in excess of fifty percent of the shares of the resulting entity after the consummation.

ARTICLE IV

REPRESENTATIONS AND WARRANTS

Section 4.1 General Representations and Warranties. Stockholder represents and warrants to the Company as follows:

a)	Such Stockholder has full right, power and authority to enter into this Agreement and the entry into this Agreement will not violate any contracts or agreements by which such Stockholder is bound nor constitute a default under any loan or other agreement nor violate any applicable law;
b)	Such Stockholder has no actual knowledge of any governmental or nongovernmental actions, suits or proceedings (or claims of which such Stockholder has been notified) which are pending or threatened against or materially affecting such Stockholder, which would prevent or hinder the execution of this Agreement or the consummation of the transactions contemplated hereby;
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c)	This Agreement, when executed and delivered, will constitute a valid and binding obligation of such Stockholder, fully enforceable against such Stockholder in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, or other laws of general application relating to or affecting enforcement of creditors’ rights, or except to the extent that such enforcement may be limited by general principles of equity;
d)	None of the Stock that such Stockholder holds is subject to any contract of sale or auction;
e)	No person, other than persons who are parties to this Agreement, has a community property, spousal property or other interest in the shares of Stock registered in such Stockholder’s name;
f)	Such Stockholder holds the shares of Stock registered either (i) in such Stockholder’s individual capacity for such Stockholder’s own benefit, (ii) in such Stockholder’s capacity as a trustee of a trust that is a permitted stockholder as provided in Section 1361 (c)(2) of the Code or any successor section thereto, or (iii) in such Stockholder’s capacity as the executor of an estate;
g)	If such Stockholder holds shares of Stock in his or her capacity as a trustee of a trust that is a permitted stockholder as provided in Section 1361(c)(2) of the Code, such Stockholder has heretofore furnished to the Company a true, complete, and correct copy of the trust instrument under which such Stockholder holds the shares of Stock held by him or her in trust, and if the trust is a QSST as described in Section 1361(d) of the Code, a true, complete and correct copy of the election by the beneficiary of such trust to treat such trust as a trust described in Section 1361(c)(2)(A)(i) of the Code, or if the trust is an Electing Small Business Trust as described in Section 1361(e) of the Code, a true, complete and correct copy of the election by the trustee of such trust under Section 1361(e)(3) of the Code; and
h)	Such Stockholder is a citizen or resident of the United States or otherwise qualifies as a United States person as defined in Section 7701(a)(3) of the Code.

Section 4.2 Representations of the Company. The Company hereby represents and warrants that it is a corporation in good standing under the laws of the State of California, that it has all necessary corporate authorization to enter into and carry out the terms of this Agreement and that, upon execution of this Agreement by the proper officers of the Company, this Agreement will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

ARTICLE V

COVENANTS OF THE COMPANY

Section 5.1 Subchapter S Election. The Company covenants to elect to be taxed as an S corporation under the provisions of Subchapter S of the Code, and any successor section or sections thereto, such election to take effect as soon as permitted under the Code after the date of this Agreement.

Section 5.2 Stock Transfers. The Company covenants not to effectuate transfers of Stock except in accordance with the provisions of this Agreement.

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Section 5.3 Distributions. Subject to the approval of the FRB and/or the CDFI if necessary, the Company covenants to make annual cash distributions such that each Stockholder receives from the Company, either directly or indirectly, a percentage of his or her annual pro rata share of taxable income of the Company that is not less than the percentage that is the maximum federal tax rate for individuals under Section I of the Code, or any successor section or sections thereto (without regard to the effect of Section 1(g) of the Code or any successor section or sections thereto); unless the Board of Directors of the Company makes an affirmative determination that such distributions are prohibited by statute, regulation, regulatory enforcement action or will materially jeopardize the continuing viability of the Company.

ARTICLE VI

CONSTRUCTION OF AGREEMENT

This Agreement shall be liberally construed to give effect to the intent of the parties that Stockholder shall not have the right, power, or authority to act or refrain from acting in any manner that would jeopardize the Company’s election to be taxed as an S corporation under Subchapter S of the Code or any successor section or sections thereto, except upon the written consent of stockholders who own more than seventy percent of the outstanding shares of Stock, to the revocation of the Company’s election to be taxed as an S corporation. In furtherance of this intent, this Agreement is to be liberally construed to preclude any act or actions which would jeopardize such election whether or not specifically contemplated hereby. In furtherance of this intent, any attempted transfer of any shares of Stock by Stockholder shall be null and void unless such transfers are in compliance with this Agreement. Any attempted transfers not in compliance with this Agreement by operation of law or otherwise will be ineffective and the Company will be entitled to treat the transferor as the continuing Stockholder, notwithstanding such purported transfer, and all rights relating to such shares of Stock shall remain rights of the purported transferor, all distributions of dividends and liquidating distributions in respect of such shares of Stock shall continue to be made to the purported transferor, and all voting and other rights with respect to such Stock shall be exercisable only by the purported transferor. In the event that it is impossible to treat the transferor as the continuing Stockholder, and the transferor has attempted to make a transfer of shares of Stock not in compliance with this Agreement, then the transferor hereby agrees that, on the day immediately prior to the effective date of such attempted transfer, he or she shall be deemed to have offered to sell to the Company or to the Company’s designee all of his or her shares of Stock at the price equal to the book value of the Stock. The Company or the Company’s designee shall have a ninety day period to accept such offer and to purchase such shares of Stock. The Company, in its sole discretion, shall have the right to determine its designee(s) for the acquisition of such shares of Stock. Furthermore, any act or actions by Stockholder that jeopardize the Company’s election to be taxed as an S corporation shall be treated as an attempted transfer of shares of Stock not in compliance with this Agreement (e.g. changes in Stockholder’s citizenship or residency, as the case may be), and all of the shares of Stock of that Stockholder shall be offered to the Company or the Company’s designee(s) at the price equal to the book value of the Stock. The Company or the Company’s designee(s) shall have a ninety day period to accept such offer and to purchase such shares of Stock. The Company, in its sole discretion, shall have the right to determine its designee(s) for the acquisition of such shares of Stock.

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ARTICLE VII

MISCELLANEOUS

Section 7.1 Amendments. This Agreement may be amended only by an instrument in writing duly executed by stockholders who, at the time of such amendment, own, in the aggregate, at least seventy percent (70%) of the Stock issued and outstanding at such time. For the purposes of this Section 7.1, if any party hereto holds any options, warrants, restricted stock, or other rights of any party hereto to acquire any number of shares of Stock from the Company, such options, warrants, restricted stock or other rights shall be deemed to be such number of shares of issued and outstanding Stock. In the event that this Agreement is amended in the manner described herein, Stockholder, whether or not such Stockholder has consented to such amendment, shall be bound thereby, provided that no amendment shall be binding upon any Stockholder without his or her consent to the extent that such amendment would adversely affect such Stockholder’s rights or obligations as a Stockholder of the Company relative to the rights and obligation of the other stockholders.

Section 7.2 Termination. This Agreement shall terminate on the earlier of the election to terminate S corporation status or the twentieth anniversary of the date hereof, unless renewed or extended with the consent of at least seventy percent (70%) of the Stock issued and outstanding at such time.

Section 7.3 Notices. Any notices, letters or other communications contemplated by this Agreement shall be in writing and shall be deemed to be given when delivered in person or when sent by an overnight delivery service maintaining records of receipt, to such person at the office of the company where such person maintains his or her office, or, at such other address as the Company or Stockholder shall have furnished in writing to the other.

Section 7.4 Governing Law. This Agreement shall be governed under the laws of the State of California, excluding the conflict of laws or provisions thereof.

Section 7.5 Enforcement. Each of the parties hereto agrees that monetary damages in the event of breach of this Agreement would be inadequate and that, in the event of a breach, the remedy shall be specific performance. Each of the parties hereto hereby warrants, covenants and agrees not to object, challenge, dispute or contest the propriety of specific performance as a remedy in the event a court of competent jurisdiction determines that a breach of this Agreement has occurred.

Section 7.6 Miscellaneous. This Agreement represents the entire agreement and understanding of the parties hereto regarding the subject matter hereof. This Agreement and any amendments hereto may be executed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one instrument. The headings of this Agreement are inserted for convenience only and shall not constitute a part hereof. As used herein, except as the context otherwise indicates, the singular shall include the plural and vice versa, words of any gender shall include any other gender, and “or” is used in the inclusive sense. If any provision of this Agreement, or the application thereof, shall, for any reason and to any extent, be found invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby but rather shall be enforced to the maximum extent, permissible under applicable law, so long as and to the extent that such enforceability does not materially adversely affect the mutual rights and obligations of the parties hereunder.

IN WITNESS WHEREOF, the parties hereto have set their hands as of the day and year first above written.

FIVE STAR BANCORP	STOCKHOLDERS

[_____]

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